                                                               Exhibit 10.24




                             DATED 4TH FEBRUARY 1997
                             -----------------------


                             (1) THE O'GARA COMPANY

                                     - AND -

                         (2) PASCAL MARIE CHARLES PETIT

                                     - AND -

                        (3) ALEXANDER AGNEW STEWART WHITE

                                     - AND -

                              (4) MARK BRIAN WHITE


                    -----------------------------------------

                                    AGREEMENT
                        FOR THE ACQUISITION OF SHARES IN
                            NEXT DESTINATION LIMITED

                    -----------------------------------------


                                  GARRETT & CO
                                   180 STRAND
                                     LONDON
                                    WC2R 2NN

                                  REF: LJF/JMH

                                    CONTENTS
                                    --------

PROVISION/CLAUSE NO.
--------------------

Parties and Recitals
1.     Definitions
2.     Interpretation
3.     Sale of Shares
4.     Consideration
5.     Completion
6.     Operation of the Company and its Business Pending Completion
7.     Warranties
8.     Purchaser's Obligations
9.     Restrictions on the Vendors
10.    Survival of Provisions
11.    Costs
12.    Entire Agreement
13.    Waivers
14.    Assignment
15.    Further Assurance
16.    Invalidity
17.    Counterparts
18.    Notices
19.    Governing Law and Process Agent
20.    Rights of Access


Schedule 1
----------
Part 1:  The Company
-------
Part 2:  Directors
-------
Part 3:  Particulars of Shares etc.
-------
Part 4:  Provisions applying to the Consideration Shares
-------
Part 5:  Provisions applicable to the Loan Notes
-------


Schedule 2
----------
The Properties

Schedule 3
----------
The Warranties


Schedule 4
----------
Documents in the agreed terms


Schedule 5
----------

Prospectus issued by the Purchaser dated 12 November 1996

THIS AGREEMENT is made on 4th February 1997

B E T W E E N:-

(1) THE O'GARA COMPANY a company incorporated in Ohio, whose registered office is at 9113 Le Saint Drive, Fairfield, Ohio 45014, U.S.A. (the "Purchaser");

(2) PASCAL MARIE CHARLES PETIT of 17 Route De Bron, 49260 Le Coudray, Macouard, France ("P. Petit");

(3) ALEXANDER AGNEW STEWART WHITE of The Old Chapel, Fantley Lane, Zeals, Warminster, Wiltshire, BA12 6NX ("A. White"); and

(4) MARK BRIAN WHITE of Evergreen Cottage, Wittensford Brook, Lyndhurst, Hampshire SO43 7JA ("M. White").


RECITALS
--------

(A) The Vendors wish to sell and the Purchaser wishes to purchase the entire issued share capital of Next Destination Limited (the "Company") upon the terms and conditions of this Agreement.

(B) The Company was incorporated in England with registered number 2856264 and has an authorised share capital of (pound)10,000 divided into 10,000 ordinary shares of (pound)1 all of which have been issued and are fully paid or credited as fully paid.

(C) Each of the Vendors is the registered and beneficial owner of the shares in the Company shown against his name in column (2) of Part 3 of
         Schedule 1.

(D)      The Company has no subsidiaries.

(E) Details of the Company are set out in Part 1 of Schedule 1.


IT IS AGREED as follows:

1.       DEFINITIONS
         -----------


         1.1 In this Agreement (including the Schedules), except where the context otherwise requires, the words and phrases set out opposite to them in the first column have the meanings set out in the second column:-

                  ACCOUNTS the unaudited management accounts in the agreed terms relating to the Company for the financial period ended on 31st December 1996;

                  ACCOUNTS DATE             31 August 1996;

                  ACT the Companies Act 1985, as amended by the Companies Act 1989;

                  AGREED TERMS              any document, the terms of which
                                            have been agreed between the parties
                                            to this Agreement and which, for the
                                            purposes of identification, has been
                                            initialled by them or on their
                                            behalf (a list of documents in the
                                            agreed terms being set out in
                                            Schedule 4);

                  AUDITED ACCOUNTS          the audited balance sheet of the
                                            Company as at the Accounts Date and
                                            the audited profit and loss account
                                            of the Company for the financial
                                            year of the Company ended on the
                                            Accounts Date, the notes to the
                                            accounts, the relative directors'
                                            report and auditor's report and all
                                            other documents annexed to such
                                            accounts or which are or would be
                                            required by law to be annexed to
                                            them;

                  AUDITORS Langdowns Chartered Accountants of 5 Abbey Walk, Church Street, Romsey, Hampshire;

                  BUSINESS DAY              any day (other than a Saturday or a
                                            Sunday) on which the London clearing
                                            banks are open for business;

                  COMPLETION                completion of the sale and purchase
                                            of the shares pursuant to Clause 5;

                  CONSIDERATION             the aggregate amount payable to the
                                            Vendors by the Purchaser in
                                            accordance with Clause 4;

                  CONSIDERATION SHARES      the shares of common stock of 1 cent
                                            each in the Purchaser to be allotted
                                            to the Vendors in accordance with
                                            Clause 4 which, without limitation,
                                            shall be subject to the provisions
                                            set out in Part 4 of Schedule 1;

                  DEED OF INDEMNITY         the tax deed of indemnity in the
                                            agreed terms to be entered into
                                            pursuant to this Agreement;

                  DIRECTORS                 the persons whose names are set out
                                            in Part 2 of Schedule 1 and who are
                                            the only directors of the Company;

                  DISCLOSURE LETTER         the letter in the agreed terms dated
                                            the same date as this Agreement from
                                            the Vendors to the Purchaser;

                  EMG AGREEMENT             the agreement dated the same date as
                                            this Agreement between Euro Marine
                                            Group Limited and O'Gara Satellite
                                            Networks, Inc. in the agreed terms;

                  INTELLECTUAL PROPERTY     registered trade and service marks,
                                            letters patent,

                  RIGHTS utility models, registered designs, unregistered trade and service marks, trade and business names (including rights in any get-up or trade dress), copyright, unregistered design rights and all other similar proprietary rights which may subsist in any part of the world (but excluding Know-How) including any registration of any such rights and applications and any rights to make applications for any of the foregoing;

                  KNOW-HOW all industrial and commercial information and techniques which is or are not in the public domain including (but not limited to) that information concerned with the operation of any process; the manufacture, design or development of any products; the marketing of any products or services (including customer and supplier lists, sales statistics, survey reports and market share data); the selection and purchase of any component, part or raw materials and the construction, repair or maintenance of any product, plant or equipment existing in whatever form; and any engineering and chemical data, specification, formulae, experience, drawings, manuals, component lists, instructions, designs and circuit diagrams;

                  LOAN NOTES                the 6% subordinated Loan Stock 2000
                                            of the Purchaser to be constituted
                                            by the loan note instrument in the
                                            agreed terms and which shall
                                            incorporate, without limitation, the
                                            provisions set out in Part 5 of
                                            Schedule 1;

                  NASDAQ NATIONAL MARKET    National Association of Securities
                                            Dealers Automated Quotations System;

                  PROPERTIES                the properties referred to in
                                            Schedule 2;

                  PROPERTY                  any one of the Properties;

                  PURCHASER'S GROUP         any of:

                                            (i)   the Purchaser;

                                            (ii)  any holding company of the
                                                  Purchaser;

                                            (iii) any subsidiary of the
                                                  Purchaser or of any such
                                                  holding company;

                                            and "holding company" and
                                            "subsidiary" shall have the
                                            meanings respectively given by
                                            Section 736 of the Act;

                  PURCHASER'S SOLICITORS    Garrett & Co of 180 Strand, London
                                            WC2R 2NN;

                  SHARES the 10,000 issued ordinary shares of(pound)1 each in the Company;

                  TAX                       has the meaning given to it in the
                                            Deed of Indemnity;

                  TAXATION AUTHORITY        has the meaning given to it in the
                                            Deed of Indemnity;

                  1988 TAXES ACT            the Income and Corporation Taxes Act
                                            1988;

                  1970 TAXES ACT            the Income and Corporation Taxes Act
                                            1970;

                  TCGA                      the Taxation of Chargeable Gains Act
                                            1992;

                  VAT                       United Kingdom Value Added Tax;

                  VATA                      Value Added Tax Act 1994;

                  VENDORS' SOLICITORS       Philip Kirkland & Co, Market
                                            Chambers, 21A Market Place, Romsey,
                                            Hampshire;

                  WARRANTIES                the representations, warranties and
                                            undertakings on the part of the
                                            Vendors which are set out in Clause
                                            7 and Schedule 3 and all
                                            representations, covenants and
                                            acknowledgements on the part of the
                                            Vendors which are set out in Clause
                                            4.5 and Part 4 of Schedule 1.

2.       INTERPRETATION
         --------------

       2.1        MODIFICATION OF ENACTMENTS
                  --------------------------

                  Any reference to an enactment (or subordinate legislation or any rule made by any authority and having the effect of law) is a reference to it as amended or re-enacted from time to time and includes a reference to any repealed statutory provision which it may re-enact with or without amendment.

       2.2        SUBORDINATE LEGISLATION
                  -----------------------

                  Any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision.

       2.3        INTERPRETATION AND REFERENCES
                  -----------------------------

                  2.3.1 The Interpretation Act 1978 shall apply to this Agreement in the same way that it applies to an enactment.

                  2.3.2 References to this Agreement shall include any Schedules to it and references to Recitals, Clauses, sub-clauses and Schedules are to Recitals, Clauses and sub-clauses of, and Schedules to, this Agreement.

                  2.3.3 A reference to a English legal term for a legal concept or thing (including, without limitation, any action, remedy, method of judicial proceeding or legal document) shall, in respect of a jurisdiction other than England, be deemed to include the concept or thing in that jurisdiction which most closely resembles the relevant English legal term.

                  2.3.4 All obligations given or undertaken by more than one person are given or undertaken by them jointly and severally.

       2.4        HEADINGS
                  --------

                  The headings in this Agreement shall not affect its interpretation.

       2.5        COMPANIES ACT 1985
                  ------------------

                  The words "company", "subsidiary", "holding company" and "subsidiary undertaking" shall have the same meanings in this Agreement as in the Act.

       2.6        SSAP AND FRS
                  ------------

                  A reference to a "SSAP" means a statement of standard accounting practice as published by The Institute of Chartered Accountants of England and Wales and a reference to a "FRS" means a financial reporting standard issued by the Accounting Standards Board.

       2.7        INFORMATION
                  -----------

                  A reference to any information or to any books, ledgers, accounts, records, documents or other material or materials shall include that information or those books/ledgers, accounts, records, documents and material(s) in whatever form or media held.

3.       SALE OF SHARES
         --------------

         3.1      SALE AND PURCHASE
                  -----------------

                  Each of the Vendors with full title guarantee, shall sell, or procure the sale of, and the Purchaser shall purchase, the full legal and beneficial interest in the number of Shares shown opposite that Vendor's name in column (3) of Part 3 of
                  Schedule 1.

         3.2      NO LIENS ETC.
                  -------------

                  The Purchaser shall acquire good title to the Shares free from all charges, liens, encumbrances, equities and claims of any kind and together with all rights which now are or at any time after the date of this Agreement may become attached to them including any dividend or other distribution declared, paid, made or created after 1st September 1996 save for the dividends declared on 31 August 1995 of (pound)80,000 (net) in total and 31 August 1996 of (pound)50,000 (net) in total.

         3.3      PRE-EMPTION RIGHTS
                  ------------------

                  Each of the Vendors hereby waives all rights of pre-emption under the Articles of Association of the Company or otherwise in respect of the transfer of the Shares to the Purchaser or its nominees under this Agreement (or shall procure that all such rights are waived).

4.       CONSIDERATION
         -------------

         4.1      AMOUNT OF CONSIDERATION
                  -----------------------

                  The total consideration for the purchase of the Shares shall be US$3,500,000 which shall be satisfied in accordance with the following provisions of this Clause.

         4.2      DIVISION OF CONSIDERATION
                  -------------------------

                  4.2.1 US$1,750,000 of the Consideration shall be satisfied by the allotment and issue to each Vendor of that number of Consideration Shares (excluding fractions) whose value, ascertained as set out in clause 4.3, shall be nearest to the amount set out opposite such Vendor's name in column (4) of Part 3 of Schedule 1. The Consideration Shares shall be subject to the provisions set out in Part 4 of Schedule 1.

                  4.2.2 The balance of the consideration (being the sum of US$1,750,000) shall be satisfied by the issue on Completion to each Vendor of Loan Notes, credited as fully paid, with nominal value as set out opposite such Vendor's name in column (5) of Part 3 of Schedule 1 and on the terms referred to in Part 5 of Schedule 1.

       4.3        VALUE OF CONSIDERATION SHARES
                  -----------------------------

                  The value attributed to each Consideration Share shall be the sum equal to the average closing price of the shares of common stock of 1 cent of the Purchaser on the NASDAQ National Market as listed in the Wall Street Journal during the five Business Days ending on the Business Day which is four Business Days Prior to Completion.

         4.4      ADJUSTMENT TO CONSIDERATION
                  ---------------------------

                  The parties agree that any payment by any party pursuant to Clause 7 shall be made by way of an adjustment to the Consideration.

         4.5      PROVISIONS RELATING TO CONSIDERATION
                  ------------------------------------

                  The parties agree that the provisions set out in Parts 4 and 5 of Schedule 1, including all acknowledgements, representations and covenants set out therein, shall apply as if set out in the main body of this Agreement.

5.       COMPLETION
         ----------

         5.1      DATE AND PLACE
                  --------------

                  The sale and purchase of the Shares shall be completed at the offices of the Purchaser's Solicitors or at such other place and/or on such other date as may be agreed prior to such date between the Vendors and the Purchaser.

         5.2      VENDORS' OBLIGATIONS
                  --------------------

                  At Completion each of the Vendors will deliver (or procure the delivery of) or make available to the Purchaser or the Purchaser's Solicitors:-

                  5.2.1 duly executed transfers into the name of the Purchaser (or its nominee or as the Purchaser may direct) in respect of such of the Shares as are shown opposite such Vendor's name in column (3) of Part 3 of Schedule 1 together with definitive certificates for them (or an express indemnity in a form satisfactory to the Purchaser in the case of any certificate found to be missing);

                  5.2.2 an engrossment of the Deed of Indemnity executed by such Vendor or on such Vendor's behalf;

                  5.2.3 any other documents which may be required to give good title to the Shares or otherwise to give effect to the terms of this Agreement (including all waivers or consents and all irrevocable powers of attorney which may be reasonably necessary to enable the Purchaser to exercise all rights incidental to ownership of the Shares or under which any document required to be delivered under this Clause has been executed or signed, in each case in such form as the Purchaser may reasonably require);

                  5.2.4 the certificate of incorporation, the certificate of incorporation on change of name, the common seal (if any), all minute books, share registers, share certificate books (with any unissued share certificates) and other statutory books (duly written up to date) and cheque books and other books and records of the Company;

                  5.2.5 all deeds and documents (including plans and consents and certificates of title acceptable to the Purchaser) relating to the Properties and up to date rent and service charge receipts in respect of any leasehold Property and all other documents of title relating to all investments of the Company;

                  5.2.6 all the financial and accounting books and records of the Company;

                  5.2.7 letters signed on behalf of the Company to its bankers varying in such manner as the Purchaser may specify all existing bank mandates and authorities;

                  [5.2.8  Deleted]

                  5.2.9 written confirmation in the agreed terms to the Purchaser that the agreements between (i) the Company and Euro Marine Group Limited relating to the provision of the consultancy services of Mark White and Christine White; (ii) the Company and Vision Navigation Systems Limited; (iii) the Company and Intersat France S.a.r.l. have all been terminated;

                  5.2.10 written letters of resignation in the agreed terms from each of A. White and P. Petit resigning from their directorships in and all other offices and positions with the Company (save for A. White who shall remain employed as sales manager following Completion), with effect from Completion and confirming that they have no claim against the Company;

                  5.2.11 a written letter of resignation from the auditors of the Company resigning from their position with effect from Completion, confirming that they have no claim against the Company and containing the statement referred to in section 394 of the Act to the effect that there are no circumstances connected with their resignation which they consider should be brought to the notice of the members or creditors of the Company;

                  5.2.12  a service agreement in agreed terms duly executed by
                          M. White;

                  5.2.13 an agreement with Vision Navigation Systems Limited upon agreed terms and conditions satisfactory to the Purchaser pursuant to which the Company will with effect from Completion become the exclusive distributor of all products manufactured or sold by Vision Navigation Systems Limited during the term of such agreement;

                  5.2.14 an agreement with Intersat France S.a.r.l. upon agreed terms and conditions satisfactory to the Purchaser pursuant to which Intersat France S.a.r.l. will with effect from Completion become the exclusive agent of the Company's products in France and other French speaking territories.

                  5.2.15 three Standby and Subordination Agreements in the agreed terms between The Fifth Third Bank, the Purchaser, O'Gara-Hess Eisenhardt Armoring Company, O'Gara Satellite Networks, Inc, O'Gara Satellite Networks, Ltd and each of the Vendors;

                  5.2.16 three Subordinated Stock Pledge Agreements on the agreed terms between the Purchaser and each of the Vendors.

         5.3      DIRECTORS' RESOLUTIONS
                  ----------------------

                  On Completion, the Vendors shall procure that resolutions are passed by the Directors of the Company:-

                  5.3.1 approving for registration the transfers mentioned in Clause 5.2.1 (subject only to their being duly stamped);

                  5.3.2 approving and authorising the signing of the letters to the bankers referred to in Clause 5.2.7;

                  5.3.3 approving the Deed of Indemnity and authorising the execution of the same;

                  5.3.4 accepting the resignations of the directors P. Petit and A. White referred to in Clause 5.2.10 and appointing Mr William O'Gara and Mr Neil Saldin instead;

                  5.3.5 accepting the resignation referred to in Clause 5.2.11 and appointing Arthur Andersen instead;

                  5.3.6   approving the agreements referred to in Clause 5.2.12,
                          5.2.13 and 5.2.14 above; and

                  5.3.7 changing the accounting reference date of the Company to 31st December;

                  and the Vendors shall deliver to the Purchaser certified copies of all such resolutions passed in accordance with the preceding provisions of this Clause 5.3.

         5.4      PURCHASER'S OBLIGATIONS
                  -----------------------

                  5.4.1 At Completion the Purchaser will deliver (or procure the delivery of) to the Vendors or the Vendors' Solicitors a copy of the Purchaser's resolutions authorising the allotment and issue of the Consideration Shares.

                  5.4.2 Within 10 Business Days of Completion the Purchaser will deliver (or procure the delivery of) to the Vendors the Share Certificates in respect of the Consideration Shares.

                  5.4.3 At Completion the Purchaser will procure that O'Gara Satellite Networks, Inc. enters into the EMG Agreement.

         5.5      SATISFACTION OF CONSIDERATION
                  -----------------------------

                  The Purchaser shall, against compliance with the preceding provisions, on Completion satisfy the Consideration in the manner specified in Clause 4.

6.       INDEMNITIES
         -----------

         6.1 The Vendors jointly and severally covenant to hold the Purchaser indemnified against any liability, claim, or for any costs or expenses incurred or that become payable by the Company or the Purchaser in connection with any failure by the Company to comply with the provisions of the Data Protection Act 1984 and all regulations made under it in respect of any matter or act done or omitted to be done prior to Completion.

         6.2 The Vendors agree to jointly and severally indemnify and keep indemnified the Purchaser in respect of all liabilities, costs and expenses arising out of any claim made by any of the employees of the Company:

                  (a) where such claim relates to a term of any of the Company's employees' contracts of employment, whether express or implied, which term had not been notified to the Purchaser by the Vendors in the Disclosure Letter at Completion; or

                  (b) where such claim relates to a failure by the Vendors to supply full and proper written particulars of employment to such employees.

         6.3 The Vendors jointly and severally covenant to hold the Purchaser indemnified against any loss, liability or claim and any costs or expenses that may be incurred or become payable by the Company or the Purchaser in relation to:-

                  (i) any inaccuracies or discrepancies or errors in any of the Company's accounts, books, ledgers, financial and other records including the Company's statutory books or in respect of the stamping or failure or delay in stamping any documents relating to the transfer of any shares in the Company or any other documents relating to the business or assets of the Company;

                  (ii) any claim made by or in relation to any employees of or persons engaged in the business of Intersat S.a.r.l. and, in particular but without limitation, any claim that may arise in relation to national insurance and/or social security costs that are or become payable in relation to those employees or persons in any country;

                  (iii) any information relating to the Company which has been supplied to the Commissioners of Inland Revenue by or on behalf of the Vendors or the Company in their applications made for the purposes of section 703 of the 1988 Taxes Act and section 137 (1) of the TCGA being inaccurate, untrue, incomplete or misleading in any respect;

                  (iv) any claim made by any taxation authority in France or in any French speaking territory against Intersat France S.a.r.l. or the Company;

                  (v) any omission by the Company or Intersat France S.a.r.l. or any of their respective agents, consultants or employees, in the course of the business of the Company or Intersat France S.a.r.l. to comply with all legal and regulatory requirements in any country.

         6.4 For the purposes of Clauses 6.1, 6.2 and 6.3 the maximul liability of the vendors shall not exceed in aggregate the value of the consideration.

7.     WARRANTIES
       ----------

         7.1      WARRANTIES
                  ----------

                  The Vendors jointly and severally warrant and represent to and undertake with the Purchaser (which is for this purpose contracting for itself and as a trustee for the Company and any successors in title or assignees of the Purchaser or of the Company) on the terms of this Agreement and acknowledge that they have done so with the intention of inducing the Purchaser to enter into this Agreement. The Vendors further acknowledge that the Purchaser has entered into this Agreement in full reliance upon, (amongst other things) the Warranties.

         7.2      UPDATING TO COMPLETION
                  ----------------------

                  The Warranties shall be deemed made at Completion with reference to the facts then existing.

         7.3      QUALIFICATIONS
                  --------------

                  The Warranties are given subject to:-

                  7.3.1 the information expressly disclosed in the Disclosure Letter; and

                  7.3.2 any matter expressly referred to in the Audited Accounts or expressly provided for under the terms of this Agreement.

         7.4      WARRANTIES TO BE SEPARATE
                  -------------------------

                  Each of the Warranties shall be separate and independent and (save where expressly provided otherwise) shall not be limited or restricted by reference to or inference from any other Warranty or any other provision of this Agreement or the Deed of Indemnity. Subject to the preceding provisions of this Clause, claims may be made whether or not the Purchaser, prior to signing this Agreement, could have discovered (whether by any investigation made by it or on its behalf or otherwise) that any Warranty had not been complied with or carried out or was otherwise untrue or misleading.

         7.5      KNOWLEDGE, INFORMATION AND BELIEF
                  ---------------------------------

                  Where any of the Warranties is qualified by the expression "to the best of the knowledge, information and belief of the Vendors" or "so far as the Vendors are aware" or any similar expression, that Warranty is deemed to include an additional statement that it has been made after due, diligent and careful enquiry.

         7.6      CLAIMS AGAINST OFFICERS
                  -----------------------

                  7.6.1 Any information supplied at any time before Completion by or on behalf of the Company to the Vendors or their agents or accountants, solicitors or other advisers in connection with the Warranties and the Deed of Indemnity or the exceptions and information disclosed in the Disclosure Letter or otherwise in relation to the business and affairs of the Company shall not constitute a representation, warranty or guarantee by the Company or any of its officers or employees, other than any of the Vendors, of its accuracy.

                  7.6.2 Each of the Vendors hereby waives and releases any claims which such Vendor might have against the Company or any of its officers or employees, other than the other Vendors, in respect of any information supplied at any time before Completion to the Purchaser and or its agents, accounts, solicitors or other advisers in connection with this Agreement, the Deed of Indemnity or the Disclosure Letter and the Purchaser hereby accepts such release for itself and as trustee for the Company and its officers and employees but so that such release shall not apply in any case of fraud or deliberate deception. Each of the Vendors agrees with the Purchaser for itself and as trustee for the Company and its respective officers, employees and agents to assign to the Purchaser any rights or claims which such Vendor may have in respect of any misrepresentation in or omission from any information or advice supplied or given by the Company or its officers, employees or agents, other than the other Vendors, and on which the Vendors, or any of them, have relied in giving the Warranties, preparing the Disclosure Letter and entering into the Deed of Indemnity.

                  7.6.3 This Clause 7.6 shall not restrict or limit in any way Clause 7.5.

         7.7      POTENTIAL BREACH
                  ----------------

                  If any of the Vendors acquires any knowledge of any event or matter (whether or not occurring or existing before the signing of this Agreement) which is or might be or might reasonably be expected to lead to a breach of, or be inconsistent with, any of the Warranties or might give rise to a claim under the Deed of Indemnity or which results or might result in any of the Warranties being unfulfilled, incorrect, untrue or misleading or which would or might entitle the Purchaser to rescind this Agreement or claim damages under it, such Vendor shall at once disclose in writing to the Purchaser all that such Vendor knows about the event or matter in question. The Vendors shall make any investigations concerning the event or matter which the Purchaser may require.

         7.8      LIMITATION OF LIABILITY
                  -----------------------

                  The Vendors shall not be liable in respect of any breach of the Warranties if and to the extent that the loss caused by or arising from such breach has been recovered under any other provision of this Agreement or the Deed of Indemnity.

         7.9 In the event that any Vendor is liable to the Purchaser (or any person to whom the Purchaser has assigned the benefit of this Agreement, including the Warranties given to it, pursuant to the terms of Clause 13, and/or the Deed of Indemnity (an "Assignee")) in respect of a claim under the Warranties or any other provision of this Agreement or the Deed of Indemnity then:

                  7.9.1 at the option of the Purchaser, a sum equal to the amount payable by such Vendor in respect of such claim, or any part of such amount, shall be offset by the Purchaser against the Loan Notes then in issue (as extinguished or reduced pursuant to their terms) and held by the relevant Vendor; or

                  7.9.2 to the extent, if any, that such sum has not been off set against the Loan Notes pursuant to sub-clause
                           7.9.1 above, such Vendor shall pay to the Purchaser or such Assignee a sum in cash equal to the outstanding amount payable by such Vendor in respect of such claim; and

                  7.9.3 to the extent that a Vendor does not satisfy (whether by payment in cash or by way of set-off under the Loan Stock pursuant to sub-clauses 7.9.1 and 7.9.2 above) any liability to the Purchaser under this Agreement and the Deed of Indemnity, such sum or any part of such sum, may be satisfied, at the option of the Purchaser, pursuant to the following provisions, provided that the Purchaser shall not be under an obligation to elect that such sum shall be so satisfied:-

                           (a) if the Purchaser so elects, the Purchaser shall calculate the number of Consideration Shares which would be required to be transferred to the Purchaser to satisfy the amount, or any part of such amount, payable to the Purchaser by such Vendor in respect of such claim and shall notify the Vendor that it requires the sum, or part of such sum, to be satisfied by the repurchase or cancellation by the Purchaser of the relevant number of Consideration Shares held by such Vendor to satisfy such claim, in whole or in part; provided that the Purchaser may only repurchase or cancel Consideration Shares that have not be registered under the United States Securities Act of 1933, as amended with the US Securities and Exchange Commission. For the purpose of this sub-clause 7.9.3(a) the transfer value of a Consideration Share shall be deemed to be US$10.28 per Consideration Share (the "Consideration Share Price"); and

                           (b) if and to the extent that any payment is to be offset against the Loan Notes pursuant to the provisions of this Clause, the Vendors and the Purchaser shall take such action as may be required pursuant to the terms of the Loan Notes to record the extent to which such sum is offset against the Loan Notes; and

                           (c) to the extent that the Purchaser elects for the whole or any part of any sums payable under this Agreement or the Deed of

                                    Indemnity by a Vendor to be satisfied
                                    pursuant to sub-clause 7.9.3 above, such Vendor shall deliver (or procure the delivery of) such documentation to the Purchaser as may be required for the Purchaser to repurchase or cancel the required number of Consideration Shares. Provided that no provision of this Agreement shall require the Purchaser to repurchase or cancel the Consideration Shares in breach of any laws or regulations (including compliance with the rules or codes of practice of any securities exchange).

         7.10 The Purchaser shall not have any claim insofar as it relates to the Warranties if, and to the extent that, the subject matter of the claim is fairly disclosed in the Disclosure Letter.

         7.11     The Vendors shall not be liable for any claim:

                  7.11.1 unless they have received written notice from the Purchaser giving reasonable details of the claim and, if practicable, the Purchaser's estimate of the amount involved on or before 30 June 2000 or, in the case of any claim relating to Tax, not later than 6 years from the end of the Company's current accounting period and proceedings in respect of such claim are issued and served on the Vendors no later than 9 months after the date of such notice;

                  7.11.2 unless the amount of the claim, when aggregated with all other claims made on the same occasion or previously, is equal to or exceeds (pound)35,000 (in which case the Vendors shall be liable for the whole amount and not simply the excess);

                  7.11.3 unless the amount of any individual claim is equal to or exceeds (pound)7,500 (in which case the Vendors shall be liable for the whole amount and not simply the excess);

                  7.11.4   to the extent that:

                           (i)      it exceeds the Consideration;

                           (ii) the Purchaser has actual knowledge of any matter which could give rise to a claim on or before Completion;

                           (iii) an allowance, provision or reserve in respect of any liability the subject of such claim was made or taken into account, or payment or discharge of which was taken into account, in or in preparing the Audited Accounts;

                           (iv) it is attributable to or arises as a result of:

                                    (a)      any voluntary act or omission of
                                             the Purchaser (or any person
                                             deriving title from it) after
                                             Completion outside the ordinary
                                             course of business and other than
                                             pursuant to a legally binding
                                             obligation entered into by the
                                             Company before Completion;

                                    (b)      the retrospective imposition of Tax
                                             or any increase in rates of
                                             Taxation or by a change in the law
                                             (whether retrospectively or not)
                                             occurring after Completion or the
                                             withdrawal after Completion of any
                                             published concession or general
                                             practice previously made by a
                                             Taxation Authority;

                                    (c)      any change after Completion in the
                                             bases upon which the audited
                                             accounts of the Company are
                                             prepared or any change in
                                             accounting practice or principles
                                             unless such change is made to
                                             rectify a breach of the Warranty
                                             contained in paragraph 2 (Accounts)
                                             of Schedule 3; or

                                    (d)      any change after Completion in the
                                             date to which the Company makes up
                                             its audited accounts;

                           (v) the Purchaser is indemnified against any loss or damage suffered by it under the terms of any insurance policy for the time being in force.

         7.12 The Purchaser shall not be entitled to reimbursement or restitution more than once in respect of any one claim.

8.       PURCHASER'S OBLIGATIONS
         -----------------------

         8.1      PURCHASER'S WARRANTIES
                  ----------------------

                  The Purchaser warrants to the Vendors that:-

                  8.1.1 it has full power and authority to enter into and perform this Agreement and the Deed of Indemnity and the provisions of this Agreement and the Deed of Indemnity;

                  8.1.2 the execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement and the Deed of Indemnity will neither:-

                           (a) result in a breach of any provision of its Articles of Incorporation or Code of Regulation; nor

                           (b) result in a breach of any order, judgement or decree of any court or of any governmental agency to which the Purchaser is a party or by which the Purchaser is bound;

                  8.1.3 the information contained in the Prospectus issued by the Purchaser dated 12 November 1996, a copy of which is annexed to this Agreement as Schedule 5, was accurate as at 12 November 1996.

         8.2 The Purchaser acknowledges that it has entered into this Agreement in reliance only upon the representations, warranties or promises incorporated in this Agreement the Disclosure Letter and the Deed of Indemnity and that it is not aware of any matter which may give rise to a claim, and, save as expressly set out in this Agreement and the Deed of Indemnity the Vendors shall have no liability in respect of any other representation, warranty or promise made prior to the date of this Agreement unless it was made fraudulently or with intent to wilfully deceive.

         8.3      NO RELIANCE ON REPRESENTATIONS OF PURCHASER ETC.
                  ------------------------------------------------

                  Each of the Vendors confirms that it has not relied on any warranty, representation, covenant or undertaking or inducement of any kind of the Purchaser or its directors, officers or employees other than the warranties given by the Purchaser to the Vendors in this Clause.

9.       RESTRICTIONS ON VENDORS
         -----------------------

         9.1      RESTRICTIONS
                  ------------

                  M. White undertakes with the Purchaser as trustee for itself and the Company that he will not, during the period from the date of this Agreement to the third anniversary of Completion (the "Restraint Period"), whether alone or jointly with another and whether directly or indirectly, carry on, be engaged or concerned in, or (except as the owner for investment of securities dealt in on a recognised stock exchange which do not exceed three per cent. in nominal value of the securities of that class) be interested in, any business which competes with any business now carried on by the Company.

         9.2      NO SOLICITATION OF CUSTOMERS
                  ----------------------------

                  M. White shall not before the expiry of the Restraint Period, whether on his own account or otherwise and whether directly or indirectly, solicit or entice the custom (in relation to any goods or services supplied by the Company) of any person with whom he had dealings or who was a customer of or in the habit of dealing with the Company at any time during the period ending on the third anniversary of Completion.

         9.3      NO SOLICITATION OF EMPLOYEES
                  ----------------------------

                  M. White shall before the expiry of the Restraint Period directly or indirectly solicit or endeavour to entice away, offer employment to or employ, or offer or conclude any contract for services with, any person who was employed by the Company at the date of this Agreement.

         9.4      NO DISCLOSURE OF CONFIDENTIAL INFORMATION
                  -----------------------------------------

                  Except so far as may be required by law, none of the Vendors shall at any time disclose to any person any confidential information of a technical, trade or any other character which he has acquired in the course of or as a result of his employment by, or directorship of, the Company or his ownership of the Shares.

         9.5      NO USE OF CONFIDENTIAL INFORMATION
                  ----------------------------------

                  None of the Vendors shall at any time use to the detriment of the Company any confidential information of a technical, trade or other character which he has acquired in the course of or as a result of his employment by or directorship of the Company or his ownership of the Shares.

         9.6      NO HOLDING OUT
                  --------------

                  After Completion, none of the Vendors shall in any way hold himself out or permit himself to be held out as being interested in or in any way connected with the Company save pursuant to their contracts of employment or Service Agreements with the Company.

         9.7      REASONABLENESS OF RESTRICTIONS
                  ------------------------------

                  Each of the Vendors acknowledges that:-

                  9.7.1 each of the preceding sub-clauses of this Clause constitutes an entirely separate and independent restriction on him; and

                  9.7.2 the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the goodwill of the businesses of the Company and the value of the Shares.

         9.8      MODIFICATIONS
                 -------------

                  If any of the restrictions contained in this Clause are found to be void but would be valid if some part were deleted or the period or area of application reduced, that restriction shall apply with any modification necessary to make it valid and effective.

         9.9      RESTRICTIVE TRADE PRACTICES ACT
                  -------------------------------

                  Notwithstanding any other provision of this Agreement, no provision of this Agreement which might make this Agreement liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars of it have been furnished to the Director General of Fair Trading pursuant to that Act. For the purposes of this Clause 9.9, the term "Agreement" shall include every other agreement which forms part of the same arrangement.

10.      SURVIVAL OF PROVISIONS
         ----------------------

         Notwithstanding Completion, the provisions of this Agreement and the Deed of Indemnity shall, except insofar as then implemented or performed, remain in full force and effect and shall continue to bind, and to be enforceable by, the Purchaser or its successors or assigns or, as the case may be, the Vendors and shall not be extinguished or affected by any other event or matter except a specific and duly authorised written waiver or release from the Purchaser or, as the case may be, the Vendors.

11.      COSTS
         -----

         EACH PARTY TO BEAR OWN COSTS
         ----------------------------

         Each of the parties shall pay its own legal and accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement and the Deed of Indemnity. The Purchaser shall pay all stamp duty on the transfer of the Shares and the agreed fees of J. Jeffrey Brausch & Company..

12.    ENTIRE AGREEMENT
       ----------------

         12.1     WHOLE AGREEMENT
                  ---------------

                  This Agreement, when taken together with any document in the agreed terms (or the executed engrossments of them) and any other documents to be entered into pursuant to this Agreement, constitutes the entire agreement and understanding between the parties with respect to all matters referred to in this Agreement, to the exclusion of any terms implied by law which may be excluded by contract.

         12.2     VARIATION
                  ---------

                  No variation of this Agreement or of any document in the agreed terms or any other documents to be entered into pursuant to this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

13.      WAIVERS
         -------

         13.1     RELEASE AND INDULGENCE BY PURCHASER
                  -----------------------------------

                  Notwithstanding any rule of law or equity to the contrary, the Purchaser may at its absolute discretion waive, release, compromise or allow any time or other indulgence in respect of any liability or obligation of any Vendor without thereby prejudicing or in any way affecting its rights in respect of either any other liability or obligation of that Vendor or any liability or obligation, whether of a similar or a different kind, of any other of the Vendors and whether or not such liabilities or obligations are joint and several. Any act or omission of the Purchaser pursuant to this Clause shall in no way prejudice any rights which one of the Vendors may have against any other of the Vendors, whether in relation to joint and several liability or otherwise.

         13.2     NO WAIVER
                  ---------

                  No failure of the Purchaser to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement will operate as a waiver of the same, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise of the same or of any other such right, power or remedy. Any express waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

14.      ASSIGNMENT
         ----------

         The Purchaser may assign all its rights, and causes of action arising, under or pursuant to this Agreement to any other company within the Purchaser's Group and, after any such assignment, this Agreement will be binding on and will continue for the benefit of such Company within the Purchaser's Group. Accordingly references in this Agreement (or in any document entered into pursuant to this Agreement) to the Purchaser shall, following any such assignment and unless the context otherwise requires, mean the assignee or assignees for the time being. If the Purchaser wishes to assign such rights, the other parties shall, on request, execute a deed in favour of the assignee substantially in the terms of the draft deed in the agreed terms.

15.      FURTHER ASSURANCE
         -----------------

         At any time (whether before or after Completion) the Vendors shall (at their cost and expense) do and execute or procure to be done and executed all necessary acts, documents and things reasonably requested of all or any of them by the Purchaser to give effect to this Agreement and the transactions contemplated in or by it and to take any action (if requested to do so by the Purchaser) which may be reasonably considered necessary by the Purchaser to rectify any acts or omissions of the Company, its officers, directors or shareholders prior to Completion.

16.      INVALIDITY
         ----------

         If any provision in this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall, to that extent, be deemed not to form part of this Agreement but the legality and enforceability of the remainder of this Agreement shall not be affected.

17.      COUNTERPARTS
         ------------

         This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

18.      NOTICES
         -------

         18.1     NOTICE IN WRITING
                  -----------------

                  Any notice, claim or demand to be given in connection with or under this Agreement shall be in writing and signed by or on behalf of the party giving it (a "Notice").

         18.2     SERVICE OF NOTICE
                  -----------------

                  A Notice may be served by letter or fax; each letter containing such Notice shall be left or sent by pre-paid recorded delivery or registered post or by courier:-

                  18.2.1 in the case a notice to all of the Vendors, at or to the Vendor's Solicitors on behalf of all the Vendors; and

                  18.2.2 in the case of a notice to an individual Vendor at or to such Vendor at his or her address shown in
                           Schedule 1 or any other address in England which he or she shall have notified in writing to the Purchaser; and

                  18.2.3 in the case of the Purchaser, at or to its registered office for the time being.

         18.3     TIME OF SERVICE
                  ---------------

                  A Notice sent by personal delivery, by post or by courier shall be deemed to have been duly served upon delivery at the address of the relevant party, and in proving such service, it shall be sufficient to prove that the notice was properly addressed and a Notice sent by fax shall be deemed served when despatched.

         18.4     DEATH OF INDIVIDUAL
                  -------------------

                  If any individual Vendor dies, until the party giving a Notice has received notice in writing of the grant of probate of his will or letters of administration of his estate (or equivalent) any Notice given to such individual Vendor in accordance with the provisions of this Clause shall be as effective as if he were still living.

19.      GOVERNING LAW AND PROCESS AGENT
         -------------------------------

         19.1 This Agreement and (save as expressly stated in) any document to be entered into pursuant to this Agreement shall be governed by and construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English courts to settle any disputes which may arise out of or in connection with this Agreement or any such document.

         19.2     PROCESS AGENT
                  -------------

                  The Vendors irrevocably appoint the Vendors' Solicitors of Market Chambers, 21A Market Place, Romsey, Hampshire as the agent for each Vendor to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement or any document to be entered into pursuant to this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by each of the Vendors. If such process agent ceases to be able to act as such or to have an address in England, the Vendors irrevocably agree to appoint a new process agent in England acceptable to the Purchaser and to deliver to the Purchaser within fourteen days a copy of a written acceptance of appointment by the process agent.

                  The Purchaser irrevocably appoints the Purchaser's Solicitors of 180 Strand, London, WC2R 2NN as the agent for the Purchaser to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement or any document to be entered into pursuant to this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by such party. If such process agent ceases to be able to act as such or to have an address in England, the Purchaser irrevocably agrees to appoint a new process agent in England acceptable to the Vendors and to deliver to the Vendors within fourteen days a copy of a written acceptance of appointment by the process agent.

                  Nothing in this Agreement shall affect the right to serve process in any manner permitted by law.

20       RIGHTS OF ACCESS
         ----------------

         20.1     PURCHASER'S ACCESS
                  ------------------

                  Until the sixth anniversary of Completion, each of the Vendors shall permit and allow, upon reasonable notice and during business hours, the Purchaser and/or its agents, accountants and other professional advisers access to all books, records and documents in the possession or under the control of such Vendor insofar as they concern or deal with the Company in respect of the period prior to Completion and the right to inspect and make copies of the same (at the Purchaser's expense). Each of the Vendors shall procure that all such books, records and documents are preserved until the sixth anniversary of Completion.

         20.2     ACCESS TO INFORMATION
                  ---------------------

                  If any information or book, ledger account, record, document or other material or materials is or are not held, kept or stored in printed form, the party required or requested to produce or allow access to or copies of the same must do so in a form or media which:-

                  20.2.1 is reasonably convenient to the party requiring or requesting the same;

                  20.2.2 does not require that party to incur unreasonable expense; and

                  20.2.3 will permit that party to see, have access to, read and, where appropriate, to make copies of the same.


This Agreement was signed by the parties or their duly authorised representatives on the date set out at the beginning of this Agreement.

                                   SCHEDULE 1
                                   ----------

                                     PART 1
                                     ------

                                  (THE COMPANY)


THE COMPANY
-----------
Name of Company:                                     Next Destination Limited

Registered Number:                                   2856264

Authorised Share Capital:                            (pound)10,000 divided into 10,000 ordinary shares of (pound)1 each

Issued Share Capital:                                10,000 ordinary shares of (pound)1 each, fully paid or credited as fully paid

Date and Place of Incorporation:                     23rd September 1993, England

Registered Office:                                   5 Abbey Walk, Church Street, Romsey, Hampshire SO51 8BT

Directors:                                           Pascal Marie Charles Petit
                                                     Alexander Agnew Stewart White
                                                     Mark Brian White

Secretary:                                           Christine Elizabeth White

Members:                                             Pascal Marie Charles Petit, Alexander Agnew Stewart
                                                     White, Mark  Brian White

Accounting Reference Date:                           31 August

VAT Number:                                          631688817

Tax District and Reference No:                       Southampton 5 Ref No. 6741251324447

Auditors:                                            Langdowns Chartered Accountants, 5 Abbey Walk, Church
                                                     Street, Romsey, Hampshire

                                   SCHEDULE 1
                                   ----------

                                     PART 2
                                     ------

                                   (DIRECTORS)

Full name                                                  Usual address
---------                                                  -------------
Pascal Marie Charles Petit                                 17 Route De Bron
                                                           49260 Le Coudray
                                                           Macouard
                                                           France

Alexander Agnew Stewart White                              The Old Chapel
                                                           Fantley Lane
                                                           Zeals
                                                           Warminster
                                                           Wiltshire
                                                           BA12 6NX

Mark Brian White                                           Evergreen Cottage
                                                           Wittensford Brook
                                                           Lyndhurst
                                                           Hampshire
                                                           SO43 7JA

                                   SCHEDULE 1
                                   ----------

                                     PART 3
                                     ------

                          (PARTICULARS OF SHARES ETC.)



(1)                          (2)                      (3)                   (4)                 [(5)]
Names and                    No. of                   No. of                Value in US$ and    Value in US$
addresses of                 Ordinary Shares held     Ordinary Shares to    number of           of Loan Notes
Vendors                      in the Company           be sold               Consideration       to be received
                                                                            Shares to be
                                                                            received

-----------------------------------------------------------------------------------------------------------------
Pascal Marie Charles Petit,         714                     714             Value: US$125,000      124,995.20
17 Route De Bron,                                                           No of Shares:
49260 Le Coudray,                                                                 12,160
Macouard,
France

Alexander Agnew                     714                     714             Value: US$125,000      124,995.20
Stewart White,                                                              No of Shares:
The Old Chapel,                                                                   12,160
Fantley Lane,
Zeals,
Warminster,
Wiltshire BA12 6NX

Mark Brian White,                 8,572                   8,572             Value:               1,500,004.08
Evergreen Cottage,                                                          US$1,500,000
Wittensford Brook,                                                          No of Shares:
Lyndhurst,                                                                       145,914
Hampshire SO43 7JA

                                   SCHEDULE 1
                                   ----------

                                     PART 4
                                     ------

                (PROVISIONS APPLYING TO THE CONSIDERATION SHARES)



1.1      U.S. Securities Law Restrictions
         --------------------------------

         The Purchaser and each of the Vendors acknowledge and represent to each other that the shares of stock of the Purchaser issued pursuant to Clause 4.2.1. ("Consideration Shares") have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or under the securities law of any other jurisdiction, and that the issue of the Consideration Shares is being made in reliance upon and in compliance with an exemption from registration provided by the 1933 Act.

1.2      Vendors' Representations
         ------------------------

         Each of the Vendors covenants and agrees with the Purchaser and represents and warrants to the Purchaser as follows:

         1.2.1    Foreign Laws
                  ------------

                  The country of origin and current principal place of business of each Vendor is either the United Kingdom or France and the Vendors' acquisition of, and the Purchaser's issue to the Vendors of, the Consideration Shares does not violate any laws of the United Kingdom or France.

         1.2.2    Access to Information
                  ---------------------

                  Each of the Vendors acknowledge that the Vendors have been provided with and have reviewed copies of the Prospectus dated 12 November, 1996 (annexed hereto as Schedule 5), for the Purchaser's initial public offering and quarterly report on Form 10-Q for the period ended 30 September, 1996; that the Vendors have been supplied with such additional information concerning Purchaser and the Consideration Shares as Vendors have reasonably requested; and that, by reason of each of the Vendor's business and financial experience, the Vendors have the capacity to evaluate the merits and risks of an investment in the Consideration Shares.

         1.2.3    Investment Intent
                  -----------------

                  The Vendors are acquiring the Consideration Shares for their own account as an investment and not with a view to, or for resale in connection with, any distribution or public offering, and the Vendors have no agreement, understanding or arrangement to sell, assign or transfer any portion of the Consideration Shares to any other person or entity.

         1.2.4    Restrictions on Resale
                  ----------------------

                  The Consideration Shares are "restricted securities" as defined in Rule 144 under the 1933 Act. The Vendors will not offer, sell, transfer, assign, exchange or otherwise dispose of any of the Consideration Shares at any time unless the Consideration Shares are (i) registered under the 1933 Act or
                  (ii) offered, sold or otherwise disposed of in compliance with an exemption from the registration requirements of the 1933 Act (as evidenced by an opinion of counsel satisfactory to the Purchaser that such an exemption is available to the Vendors).

         1.2.5    Legended Shares
                  ---------------

                  The Vendors understand and agree that the certificates for the Consideration Shares will bear a restrictive legend stating that the transfer of the Consideration Shares is prohibited except in accordance with the provisions of this Agreement and that Purchaser is entitled to refuse to register any transfer of the Consideration Shares not made in accordance with the provisions of this Agreement.

1.3      Piggyback Rights
         ----------------

         If the Purchaser registers any additional shares of its common stock for sale subsequent to Completion, pursuant to the 1933 Act, and if (i) any shares of the current shareholders of the Company ("Current Shareholders") which are then restricted as to holding period, or volume of sale under the U.S. Securities and Exchange Commission Rule 144 are included in the registration, and (ii) the resale of the Consideration Shares by any of the Vendors are then restricted as holding period, or volume of sale under U.S. Securities and Exchange Act Rule 144, then the Purchaser will accord to each of the Vendors the opportunity, on a pro rata basis with the other selling shareholders, to include in such registration statement Consideration Shares of the Purchaser, on the same terms and conditions and subject to the same limitations as shall apply to the selling shareholders. Notwithstanding the foregoing, the number of shares that any of the Vendors shall be entitled to register shall not exceed the greatest number of shares registered by any of the selling shareholders.

                                   SCHEDULE 1
                                   ----------

                                     PART 5
                                     ------

                    (PROVISIONS APPLICABLE TO THE LOAN NOTES)
                    -----------------------------------------

1. The Loans Notes shall bear interest at the rate of 6 per cent per annum, such interest shall be payable annually.

2.       The principal amount of the Loan Notes shall be repaid on 31st January
         2000.

3. The Purchaser agrees that it shall procure that the Company shall not declare or pay any dividend until the earlier of:

         (i) the principal amount of the Loan Notes being repaid in full, to the extent that they have not been extinguished or reduced pursuant to their terms and the provisions of this Agreement, together with all interest due thereon at the date of such repayment; and

         (ii) the date on which the net assets of the Company are increased to (pound)184,857.00 provided that the payment of any dividend so declared will not, at the date of payment, cause the net assets of the Company to reduce below (pound)184,857.00.

                                   SCHEDULE 2
                                   ----------

                                (THE PROPERTIES)
                                ----------------


                                   LEASEHOLDS
                                   ----------

Property                Parties               Current rent and       Current tenant         Length of term
--------                -------               ----------------       --------------         --------------
                                              review dates                                  (including options
                                              ------------                                  ------------------
                                                                                            to break and renew
                                                                                            ------------------
Lease of 25, The        Parford Estates       (pound)13,750 pa         the Company          5 years from
Clarendon Centre,       (Epsom) Limited and                                                 24.6.1996.   Tenant
Salisbury Business      the Company                                                         has option to break
Park, Salisbury                                      24.6.1999                              on 23.6.1999
SP1 2TJ

Underlease of Unit 5,   Objective Science     (pound)5,750 pa          the Company          3 years from
Ground Floor, Barnack   Group Limited and                                                   1.8.1995.  Tenant
Business Centre,        the Company                                                         has option to
Blakey Road,                                        No review                               determine on
Salisbury, SP1 2LP                                                                          31.7.1997

                                   SCHEDULE 3
                                   ----------

                                  (WARRANTIES)


Index to Warranties
-------------------

1.       Disclosure of Material Facts

2.       Accounts

3.       Properties

4.       Other Assets

5.       Intellectual Property Rights

6.       Insurances

7.       Directors, Employees and Pensions

8.       Borrowings

9.       Commercial Arrangements

10.      Arrangements with Connected Person

11.      Litigation and Offences

12.      Licences and Fair Trading

13.      Subsidiaries and Associates

14.      Corporate Organisation

15.      Insolvency

16.      The Agreement

17.      Business since Accounts Date

18.      Tax

1.       DISCLOSURE OF MATERIAL FACTS
         ----------------------------

1.1      Accuracy and Adequacy of Information
         ------------------------------------

         All the information contained in this Agreement (including the recitals and Schedules) and in the Disclosure Letter and all other information which has been given by or on behalf of any one or more of the Vendors or by any of the directors or officials of the Company or any of their respective professional advisers to the Purchaser or any of the directors or officials or professional advisers of the Purchaser in the course of the negotiations leading to this Agreement was, when given, true, complete and accurate and, after making due and careful enquiries, none of the Vendors is aware of any fact, matter or circumstance not disclosed in writing which renders any such information untrue, misleading or inaccurate or the disclosure of which might reasonably affect the willingness of the Purchaser to purchase the Shares or the price or terms on which the Purchaser would be willing to purchase them.

1.2      Disclosure Letter
         -----------------

         There are fully and accurately disclosed in the Disclosure Letter all matters, information and documents which are or could on reasonable enquiry be known to the Vendors or any of them and:-

         1.2.1 which are necessary to qualify the following paragraphs of this Schedule in order for such statements when so qualified to be fair, accurate and not misleading; or

         1.2.2 which might materially or adversely affect the present or future value of the Shares.

2.       ACCOUNTS
         --------

2.1      General
         -------

         The Audited Accounts (complete and accurate copies of which have been initialled by or on behalf of the Vendors for the purpose of identification):-

         2.1.1 give a true and fair view of the state of affairs of the Company as at the Accounts Date and of the profits and losses for the financial period ended on that date;

         2.1.2 have been prepared in accordance with good accounting principles and practice (including all applicable SSAP's) generally accepted at the date of this Agreement in the United Kingdom and on a basis consistent with that used in preparing the audited accounts for the Company for all financial periods preceding that ended on the Accounts Date;

         2.1.3    comply with the requirements of all relevant laws; and

         2.1.4 are not affected by any extraordinary, exceptional or non-recurring item.

2.2      Provision for Liabilities etc.
         ------------------------------

         2.2.1 The Audited Accounts make full provision for all actual liabilities and make proper provision for (or note in accordance with good accountancy practice) or otherwise disclose all unquantified or disputed liabilities and capital commitments of the Company outstanding at the Accounts Date (including contingent liabilities and any deferred Taxation) and make adequate provision or reserve for all bad or doubtful debts.

         2.2.2 No amount included in the Audited Accounts in respect of any asset, whether fixed or current, exceeds its purchase price or production cost or (in the case of current assets) its net realisable value on the Accounts Date.

2.3      Profits
         -------

         2.3.1. The profits shown in the Audited Accounts and in audited accounts of the Company for each of the financial periods immediately preceding the period ended on the Accounts Date have not (except as disclosed in any such accounts) to a material extent been affected by any extraordinary, exceptional or non-recurring item or by any other factor rendering such profits for all or any of such periods unusually high or low.

         2.3.2 The net loss of the Company for the period between the Accounts Date and 31 December 1996, after charging depreciation and all expenses but] charging or providing for any Taxation and any extraordinary item(s), will not be greater than (pound)27,000 (Twenty Seven Thousandpounds).

2.4      Stock Valuation
         ---------------

         The Company's stock in trade and work in progress has been valued in accordance with the relevant SSAP and on a basis in all respects consistent with the methods and bases of valuation adopted in the audited accounts of the Company for all financial periods ended on the Accounts Date. All redundant or obsolete stock has been wholly written-off and the value attributed to the remaining stock does not exceed the lower of cost or net realisable value as at the Accounts Date.

2.5      Management Accounts
         -------------------

         A true copy of the Accounts for the period ended on 31 December 1996 is annexed to the Disclosure Letter. The Accounts have been prepared in accordance with the Company's normal practice and with accounting policies consistent with those used in preparing the Audited Accounts. The Vendors do not consider them misleading and are not aware of any fact or circumstance which might render them misleading.

2.6      Provisions
         ----------

         THE ALLOWANCES PROVISIONS AND RESERVES SPECIFIED IN THE DOCUMENT IN THE DISCLOSURE LETTER ENTITLED "PROVISIONS INCLUDED IN THE ACCOUNTS AS AT 31ST AUGUST 1996" ARE THE ONLY SUCH ALLOWANCES, PROVISIONS AND RESERVES MADE OR TAKEN INTO ACCOUNT IN OR IN PREPARING THE AUDITED ACCOUNTS.

3.       PROPERTIES [ AWAITING PROPERTY DEPARTMENT COMMENTS]
         ---------------------------------------------------

3.1      Title to the Properties
         -----------------------

         3.1.1 The Properties are the only properties in which the Company has any right, title or interest or which the Company uses or occupies.

         3.1.2 Title to each Property is properly constituted by documents of title which are in the possession or under the control of the Company and which are properly stamped and (where appropriate) adjudicated. The Company has a good and marketable title to the whole of each Property and to all the proceeds of sale of each such Property.

3.2      Matters affecting the Properties
         --------------------------------

         3.2.1 The Properties and their relative proceeds of sale are free from any exceptions, reservations, mortgages, charges, liens, leases, tenancies, licences or other rights of occupation, from any options, rights of pre-emption, covenants, restrictions, stipulations, easements, rights, privileges or any other encumbrances (including encumbrances arising under statutory powers and overriding interests) and from any agreement or commitment to grant, create or give any of the same.

         3.2.2 The Properties and all buildings, fixtures and fittings on them are in good repair and condition and fit for the purposes for which they are presently used.

         3.2.3 Each Property is occupied exclusively by the Company and the Company occupies and uses that Property for the purpose of conducting its business only.

         3.2.4 Access to each Property is over roads which are maintainable at the public expense. Each Property drains into a public sewer and is served by water, electricity and gas utilities.

         3.2.5 The Company has complied with all covenants, conditions and obligations binding upon it in relation to each Property. The Company has received no notice or complaint which remains outstanding in respect of any breach or alleged breach of any such covenant, condition or obligation.

         3.2.6 There are no outstanding actions, disputes, claims or demands between the Company and any third party or any local authority affecting any Property or any neighbouring property.

         3.2.7 All policies of insurance relating to tenants fixtures and fittings and contents in each Property are current and valid and are not subject to any special or unusual terms or restrictions. The Company has not done or omitted to do anything which would make any such policy void or voidable.

3.3      Consents and User
         -----------------

         The present user of each Property is its permanent and unconditional permitted user under the Town and Country Planning Acts and all regulations, orders or bylaws made under them.

3.4      Notices etc.
         ------------

         3.4.1 No notice that may affect any Property or the rights of the Company in relation to any Property has been served by any individual or company or by any government or governmental agency or any local or public authority; no circumstances exist which are or would on reasonable enquiry be known to the Company by virtue of which the service of such a notice is warranted or likely.

         3.4.2 So far as each of the Vendors is aware, no proposals or orders exist or are contemplated (whether statutory or other proposals) whereby the value of any Property or its use by the Company might be prejudiced.

3.5      Matters Affecting Leasehold Properties
         --------------------------------------

         3.5.1 Each leasehold Property is held under a legal tenancy which is in full force and effect and has not become void or voidable. The Company has complied with the terms of such tenancy and has not received any complaint from the landlord of any breach of those terms

         3.5.2 All rents and other sums reserved by the lease under which a leasehold Property is vested in the Company have been fully paid up to date and unqualified receipts are held by the Company for the most recent of those payments. No landlord has refused to accept rent.

         3.5.3 The Company is not actually or contingently liable as guarantor of an original contracting party to any lease of property.


4.       OTHER ASSETS
         ------------

         4.1      Title
                  -----

                  The Company is the sole beneficial owner of, has in its possession or under its control, and has good and marketable title with full title guarantee to, all the assets (other than the Properties) included in the Audited Accounts (including all book debts owed to the Company) and to all other such assets acquired by the Company since the Accounts Date and to all other assets used by the Company, free from any option, charge, lien, encumbrance, equity, factoring agreements, bill of sale, leasing agreement, hire purchase agreement, agreement for payment on deferred terms or conditional or credit sale agreement or rental agreement.

         4.2      Plant and Machinery etc.
                  ------------------------

                  4.2.1 All the plant, machinery, equipment and vehicles of, or used in connection with the business of, the Company are in a good state of repair and working order and have been regularly and properly maintained and, where appropriate, will on Completion be adequately licensed and insured.

                  4.2.2. The assets listed in the [accounts depreciation schedule] referred to in the Disclosure Letter contains a complete and accurate record of each asset, other than the Properties, owned or possessed or used by the Company which has a value of (pound)1,000 or more and there are no outstanding commitments for capital expenditure in excess of (pound)5,000 in aggregate other than replacements and normal purchases of plant and equipment in the ordinary course of business.

         4.3      Net Asset Value
                  ---------------

                  The net tangible assets of the Company, other than the Properties, as at 31st December 1996 valued on the same basis as that adopted in the Audited Accounts will not be less than (pound)96,000.

         4.4      Debts
                  -----

                  4.4.1 No debt included in the Audited Accounts, or which has subsequently arisen, has been outstanding for more than three months from the due date for payment, has arisen other than in the normal course of business or is for more than (pound)100,000.

                  4.4.2 No debtor has been released by the Company on terms that such debtor pays less than the book value of his debt and no debt owing to the Company has been deferred, subordinated or written off or has proved irrecoverable.

         4.5      Stock
                  -----

                  The Company's stock-in-trade is in good condition and there have been no abnormal losses in the stock of the Company through theft, breakages, damage or otherwise. All stock has been stored in suitable conditions for stock of its kind and not left outside or exposed to the weather and the Company's stock-in-trade is capable of being sold by the Company in the ordinary course of its business in accordance with its current price list without rebate or allowance to a purchaser.

         4.6      Sufficiency of Assets
                  ---------------------

                  The assets owned or leased by the Company comprise all the assets necessary or convenient for the carrying on of business (as presently conducted) of the Company.

5.       INTELLECTUAL PROPERTY RIGHTS
         ----------------------------

         5.1      Ownership etc.
                  --------------

                  The Company does not have any legal or beneficial ownership of any Intellectual Property Rights or Know-How now used by, or likely to be used by, the Company in its business.

         5.2      No Royalties etc.
                  -----------------

                  The Company does not pay any royalty or other payment to any third party (whether pursuant to sections 40 and 41 of the Patents Act 1977 or otherwise) or require the permission of any third party in relation to the sale of any product or the use of any process or the provision of any service and those processes and products or services do not use, embody or infringe any Intellectual Property Rights or Know-How of any third party.

         5.3      No Breach of Confidentiality
                  ----------------------------

                  The Company is not in breach of any duty of confidentiality owed to any person through its ownership or use of any Intellectual Property Rights.

         5.4      No Disputes Affecting Licences
                  ------------------------------

                  All Intellectual Property Rights used or likely to be used by the Company in its business are used under licences or other authorities which are in full force and effect and are not subject to any notice of termination nor has there been any default under such licences or authorities. The transactions contemplated by this Agreement will not crystallise any right of termination of or under such licences or other authorities and there are no disputes, current or reasonably foreseeable, in respect of any of them. True and complete copies of all such licences and other authorities have been supplied to the Purchaser.

6.       INSURANCES
         ----------

         6.1      Adequacy of Insurances
                  ----------------------

                  The Company has at the date of this Agreement, and, at all material times has had, valid, adequate and proper insurances in respect of its assets and business against all risks (including, without limitation, loss of 12 months' profits) which are normally insured against by other companies owning or possessing similar assets or carrying on similar businesses for the full replacement value of such assets and, in respect of its business, for amounts that would, in the circumstances, be prudent for those other companies. The Company is at the date of this Agreement, and has at all material times been, adequately covered against accident, third party injury and other risks normally covered by insurance by such companies.

         6.2      Validity of Insurances
                  ----------------------

                  On Completion, the Company will be the beneficiary under and will have in full force and effect the policies of insurance (details of which, together with details of all premiums payable or paid and any special or unusual terms or restrictions, have been delivered to the Purchaser). The Company has not done or omitted to do or suffered anything to be done or not to be done which has or might render any policies of insurance taken out by it void or voidable, there are no current claims under any of those insurances and, to the best of the knowledge, information and belief of each of the Vendors, there are no circumstances which would or might give rise to any claim under any of those policies. Pending Completion the Company shall effect all additional insurances which the Purchaser may reasonably request.

7.       DIRECTORS, EMPLOYEES AND PENSIONS
         ---------------------------------

         7.1      General
                  -------

                  The employees named in the Disclosure Letter are all the employees engaged by the Company.

         7.2      Terms and Conditions
                  --------------------

                  7.2.1 Complete and accurate details of all remuneration and expenses and other benefits payable to each director, officer and employee of the Company, and their job titles, terms of employment, length of service and notice periods are set out in the Disclosure Letter. There have been no increases in the emoluments payable to any director or other employee of the Company and there have been no changes in the terms of service of any director or other employee of the Company and no changes have been proposed since the Accounts Date. No notice terminating their contract of employment has been given to any directors or employees of the Company and no employee has left employment of his own accord or indicated his intention of so doing.

                  7.2.2 Full details of all consultancy arrangements with the Company are set out in the Disclosure letter and all such arrangements can be terminated by three months' notice or less without giving rise to a claim for damages or compensation.

         7.3      Disputes
                  --------

                  7.3.1 Neither the Company nor any of its employees is involved in any industrial or trade dispute and there are no facts known to the Vendors which might suggest that there may be any trade union or industrial dispute involving the Company or that the sale of the Shares may lead to any trade union or industrial dispute.

                  7.3.2 The Company has not recognised any trade union nor entered into any kind of collective agreement or arrangement and no trade union has a level of membership among any employees of the Company likely to entitle that trade union to recognition (of any kind) by the Company.

         7.4      Legislation and Regulations Affecting Employees
                  -----------------------------------------------

                  7.4.1 The Company has complied in all material respects with all laws, regulations and codes of conduct and practice, collective agreements and customs and practices including, but not limited to, each of the Employment Rights Act 1996 (as amended), the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, Article 119 of the Treaty of Rome and all applicable European Community Directives. So far as each of the Vendors is aware, there are no circumstances which could reasonably be expected to give rise to a claim against the Company under any of those statutes, the treaty or any applicable European Community Directive.

                  7.4.2 No orders or recommendations have been made by the Equal Opportunities Commission, any industrial tribunal or any court under the Equal Pay Act 1970, the Sex Discrimination Act 1975 the Race Relations Act 1976 or the Disability Discrimination Act 1995 which directly or indirectly involve the Company, nor have any investigations under those Acts been carried out nor, so far as each of the Vendors is aware, are any pending into the affairs of the Company nor, so far as each of the Vendors is aware, are any complaints or proceedings pending against the Company under any of those Acts.

         7.5      Redundancy
                  ----------

                  The Company has no liability to any of its employees the length of whose employment for the purposes of redundancy payments would include any employment by any other person, firm or company before their employment by the Company. In the twelve months' period ending with the date of this Agreement, the Company has not given notice of any redundancies.

         7.6      Pensions
                  --------

                  The Company does not operate a pension scheme and is under no legal or moral obligation to make any payment to any Vendor, officer or employee of the Company or to any other person in respect of pension arrangements for any such Vendor, officer or employee.

         7.7      Leaving the Company
                  -------------------

                  No senior employee of the Company has ceased to be employed by the Company during the twelve months before the date of this Agreement and none of the Vendors has any reason to believe that any senior employees intend or are likely to leave their employment otherwise than through normal retirement within the twelve months following Completion.

         7.8      Commissions, Liabilities etc.
                  -----------------------------

                  7.8.1 There are no agreements, arrangements or schemes in operation by or in relation to the Company under which any of its employees or officers is entitled to shares or a commission or remuneration of any kind calculated by reference in whole or in part to turnover, profits or sales.

                  7.8.2 The Company does not have in existence and is not proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme for all or any of its directors or employees.

                  7.8.3 The Company is not liable to pay any industrial training levy nor has outstanding any undischarged liability to pay any governmental or regulatory authority in any jurisdiction any taxation, contribution or other impost arising in connection with the employment or engagement by it of employees or directors or consultants.

                  7.8.4 No present, future or contingent liability has been incurred by the Company for breach of any employment contract, consultancy agreement or contract for services or for redundancy payments, payments in compensation for (or in connection with) unlawful, wrongful or unfair dismissal or for the actual or proposed termination, suspension or a variation of the terms, of any employment, office, consultancy or contract for services in respect of any present or former director or employee and no sums in respect of any such liability have been paid since the Accounts Date.

                  7.8.5 No gratuity payment has been made by the Company in connection with the sale of the Shares. Except in respect of normal accruals of remuneration or emoluments of employment, no sum is payable to or for the benefit of any employee or director.

         7.9      Loans to Employees

                  The Vendors have not made any loan or advance to any officer or employee or any future officer or employee which is outstanding.

8.       BORROWINGS
         ----------

         8.1      Bank Accounts
                  -------------

                  A statement of all the bank accounts of the Company and of the credit or debit balances on those accounts as at a date not more than 7 days before the date of this Agreement is annexed to the Disclosure Letter. The Company has no other bank or deposit accounts (whether in credit or overdrawn) and, since that statement, there have been no payments out of any of those accounts except for routine payments and the balances on current account are not now substantially different to the balances shown on those statements.

         8.2      Borrowings
                  ----------

                  The amounts borrowed by the Company do not exceed any limitation on its borrowing contained in its Articles of Association or in any debenture or other document binding upon it. The Company has not engaged in financing or borrowing of a type which would not require to be shown or reflected in audited accounts. Details of all borrowings or indebtedness in the nature of borrowings are contained or referred to in the Disclosure Letter.

         8.3      Repayment
                  ---------

                  The Company has received no notice to repay under any agreement relating to any of its borrowing or indebtedness in the nature of borrowing which is repayable on demand and there has not occurred any event of default under any agreement relating to any other borrowing or indebtedness in the nature of borrowing by the Company or any event which, with the giving of notice and/or the lapse of time and/or any relevant determination, would constitute an event of default. The change in ownership of the Company which will result from this Agreement will not permit any lender to the Company to withdraw any lending or change any terms and conditions applicable to such lending.

9.       COMMERCIAL ARRANGEMENTS
         -----------------------

         9.1      Material Contracts
                  ------------------

                  The Company has not entered into any contracts, transactions or commitments which are unusual, of more than one year's duration or involve obligations of a nature or magnitude calling for special mention.

         9.2      Material Capital Commitments
                  ----------------------------

                  The Company has no capital commitments involving capital expenditure of over (pound)5,000.

         9.3      Other Contracts
                  ---------------

                  9.3.1   In relation to the Company, there is not outstanding:-

                          (a) any option, right to acquire, mortgage, charge, pledge, lien, encumbrance or equity on the whole or any part of its undertaking, property or assets or any agreement or commitment to give or create any of the foregoing nor has any claim been made by any person to be entitled to any of the same;

                          (b) any sale or purchase option or similar agreement or arrangement by which it is bound affecting any assets owned by or used by it;

                          (c) any agreement or arrangement where it is a party to any joint venture, consortium or partnership or profit or income sharing arrangement or agreement;

                          (d) any liability or obligation (statutory or otherwise) of it to any person who is or has been a director or employee;

                          (e) any contract for hire or rent, hire-purchase or purchase by way of credit sale or periodical payment in respect of its movable or personal property;

                          (f) any guarantee, indemnity, performance bond, suretyship or comfort (whether or not legally binding), whether entered into by the Company in respect of any debt, liability or obligation of any Director, Vendor, officer, employee or any other person or by any Director, Vendor, officer employee or any other person in respect of the Company's obligations;

                          (g)      any contract for agency or any
                                   distributorship, marketing, manufacturing, purchasing or licensing agreement or arrangement;

                          (h) any agreement, contract or arrangement entered into by it otherwise than by way of bargain at arm's length;

                          (i) any agreement, contract or arrangement entered into by it which cannot be fulfilled or performed, in accordance with its terms, more than 12 months after the date on which it was entered into or undertaken or which cannot be terminated in accordance with its terms, by the Company on 60 days' notice or less; or

                          (j) any security or arrangement similar to security given by or binding upon the Company or any of its assets, present or future.

                  9.3.2 No party with whom the Company has entered into any agreement or arrangement is in default under such agreement or arrangement and there are no circumstances which are likely to give rise to such a default.

         9.4      Powers of Attorney
                  ------------------

                  There are not outstanding any powers of attorney given by the Company or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf.

         9.5      Substantial Customers and Suppliers
                  -----------------------------------

                  9.5.1 All outstanding agreements and arrangements between the Company and any material supplier of the Company are set out or referred to in the Disclosure Letter. There are no disputes between the Company and any material supplier or customer of the Company.

10.      ARRANGEMENTS WITH CONNECTED PERSONS
         -----------------------------------

         There is not outstanding:-

         10.1 any loan made by the Company to, or debt owing to the Company by, any of the Vendors or any Director or any officer or employee of the Company or any person connected with any of them as described in section 839 of the 1988 Taxes Act or any security for any such loans or debts; or

         10.2 any agreement or arrangement (whether legally binding or not) to which the Company is a party and in which any of the Vendors or any Director or officer or employee or any person connected with any of them, as mentioned in paragraph 10.1 above, is interested.

11.      LITIGATION AND OFFENCES
         -----------------------

         11.1     General
                  -------

                  11.1.1 Apart from normal debt collection, the Company is not engaged in any litigation or arbitration or administrative proceedings which are in progress nor are any such litigation, arbitration or administrative proceedings threatened or pending by or against or likely to involve the Company or any of its assets and none of the Vendors is aware of any facts which are likely to give rise to any litigation or arbitration or administrative proceedings in which the Company might become involved.

                  11.1.2 Neither the Company nor any of its officers or employees by any act or default has committed:-

                          (a) any criminal or unlawful act in connection with the business of the Company other than minor road traffic offences;

                          (b) any breach of trust in relation to the business or affairs of the Company; or

                          (c) any breach of contract or statutory duty or any tortious act which could entitle any third party to terminate any contract to which the Company is party or could lead to a claim against the Company for damages or an injunction.

         11.2     Conduct of Business
                  -------------------

                  The Company has carried on and is carrying on its business in all respects in accordance with all applicable laws, regulations and other requirements of the United Kingdom and any relevant foreign country. No governmental or official investigation or enquiry concerning the Company is in progress or threatened and, so far as each of the Vendors is aware, there are no circumstances which are likely to give rise to any such investigation or enquiry.

12.      LICENCES AND FAIR TRADING
         -------------------------

         12.1     General
                  -------

                  All licences, permissions and consents required for the carrying on of the business of the Company have been obtained and are in full force and effect and all conditions applicable to any such licence, permission or consent have been and are being complied with. None of the Vendors is aware of any circumstances indicating that any of those licences, permissions or consents are likely to be suspended, modified, revoked or not renewed.

         12.2     Fair Trading
                  ------------

                  12.2.1 The Company is not concerned in any arrangement which infringes or which has or should have been registered or notified under the Monopolies and Mergers Acts, the Restrictive Trade Practices Acts 1956 and 1976, the Fair Trading Act 1973, Consumer Credit Act 1974, the Resale Prices Act 1976, the Competition Act 1980 or
                          Article 85 or Article 86 of the Treaty of Rome or any regulation or other enactment giving effect to either Article or any other anti-trust, fair trading, consumer protection or similar legislation and the Company is not in default under or in contravention of the provisions of any of those Acts or treaties, regulations, enactments or legislation.

                  12.2.2 The Company has not received (nor has any director or officer received) any process, notice or communication, formal or informal, by or on behalf of the Office of Fair Trading or the European Commission or any other authority of any country or union, or any political or administrative subdivision of the same, having jurisdiction in anti-trust matters in relation to any aspect of any business of the Company, or any agreement, arrangement or concerted practice to which the Company is, or is alleged to be, a party. So far as each of the Vendors is aware, neither the Company nor any Director or officer is likely to receive any such process, notice or communication.

13.      SUBSIDIARIES AND ASSOCIATES
         ---------------------------

         13.1     General
                  -------

                  Since the date of its incorporation, the Company has had no subsidiaries and has never been a subsidiary of any other company. The Company does not own, nor has it agreed to acquire, any shares or stock in the capital of, or any beneficial interest in, any other company or business organisation. The Company does not control or take part (nor has it agreed to control or take part) in the management of any other company or business organisation nor is the Company (nor has it agreed to become) a member of any partnership or unincorporated company or association.

         13.2     Management fees etc.
                  --------------------

                  The Company is not under any obligation or liability (whether legally binding or not) to pay to any of the Vendors any fee, commission or charge for or in connection with the provision, supply or purchase of finance, goods, services or other facilities to, by or from the Company or for or generally in relation to its affairs. No amounts are due from the Company to or by any of the Vendors or any other person otherwise than in the ordinary course of trading and on normal commercial terms.

14.      CORPORATE ORGANISATION
         ----------------------

         14.1     Share Capital
                  -------------

                  Part 1 of Schedule 1 contains true particulars of the authorised and issued share capital of the Company and all shares shown there as issued are in issue, fully paid, and are beneficially owned and registered as set out, free from any claim, charge, lien, equity or encumbrance. The Shares constitute the whole of the issued share capital of the Company and there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance over the Shares nor any agreement to create any of the same.

         14.2     Options etc.
                  ------------

                  No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale or transfer of any share or loan capital of the Company or any other security giving rise to a right over the capital of the Company under any option or other agreement (including conversion rights and rights of pre-emption).

         14.3     Memorandum and Articles
                  -----------------------

                  The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is true, accurate and complete in all respects and has embodied in it or annexed to it a copy of every resolution or agreement referred to in section 380 of the Act and neither the Company nor any class of its members has passed any resolution other than resolutions relating to ordinary business at annual general meetings.

         14.4     Company Accounts and Records
                  ----------------------------

                  14.4.1 All accounts, books, ledgers, financial and other records, including the fixed assets register of the Company:-

                          (a) have been fully, properly and accurately maintained and are up to date, in the possession of the Company and contain true and accurate records of all matters required by law to be entered in them; and

                          (b) give a true and fair view of matters which ought to appear in them and do not contain or reflect any material inaccuracies or discrepancies.

                  14.4.2 The Company has received no notice or allegation that any of its accounts, books, ledgers, financial and other records is incorrect or should be rectified.

                  14.4.3 Where any of the records are kept on computer, the Company is owner of all hardware and all software licences necessary to enable it to use the records as they have been used in the business prior to the date of this Agreement and the Company does not share any hardware or software relating to those records with any person.

         14.5     General
                  -------

                  The Company:-

                  14.5.1 does not use on its stationery or vehicles, or otherwise carry on business under, any name other than its corporate name; and

                  14.5.2 does not have any branch or place of business outside England or any permanent establishment outside the United Kingdom.

         14.6     Returns
                  -------

                  The Company has complied with the provisions of the Act and the European Communities Act 1972 and all returns, particulars, resolutions and other documents required under any legislation to be delivered by or on behalf of the Company to the Registrar of Companies or to any other authority have been properly made and/or delivered.

15.      INSOLVENCY
         ----------

         15.1     Winding-Up Petition etc.
                  ------------------------

                  No order has been made, petition presented, resolution passed or meeting convened for the winding-up of the Company nor has any distress, execution or other process been levied against the Company or action taken to repossess goods in the Company's possession. The Company has not stopped any payment nor is insolvent or unable to pay its debts for the purposes of the Insolvency Act 1986. No petition has been presented for an administration order to be made in relation to the Company nor has any such order been made.

         15.2     Receivership and Administration
                  -------------------------------

                  No receiver (including an administrative receiver), trustee or administrator has been appointed of the whole or any part of the assets or undertaking of the Company and none of the Vendors is aware of any circumstances likely to give rise to the appointment of any such receiver, trustee or administrator.

         15.3     Transactions At An Undervalue
                  -----------------------------

                  The Company has not been a party to any transaction with any third party or parties which would, if any such third party went into liquidation or had a bankruptcy or administration order made in relation to it, constitute (in whole or in part) a transaction at an undervalue, preference or invalid floating charge or otherwise would or might constitute any other transaction or transfer at an undervalue or involving an unauthorised reduction of capital.

16.      THE AGREEMENT
         -------------

         16.1     Capacity
                  --------

                  Each of the Vendors has full power and authority to enter into and perform their respective obligations under this Agreement and the Deed of Indemnity and this Agreement constitutes, and the Deed of Indemnity when executed will constitute, valid and binding obligations on each Vendor in accordance with their respective terms.

         16.2     Compliance
                  ----------

                  Compliance with the terms of this Agreement will not and does not:-

                  16.2.1 relieve any person of any obligation owed to the Company or enable any person to determine any such obligation or result in the creation, imposition, crystallisation or enforcement of any encumbrance on any asset of the Company; or

                  16.2.2 contravene any agreement or arrangement entered into or binding on the Company or give any third party the right of termination or any option so to terminate; or

                  16.2.3 result in any present or future indebtedness of the Company becoming due and payable prior to its stated maturity; or

                  16.2.4 result in a breach of any order, judgement or decree of any court or governmental agency to which any or all of the Vendors is a party or by which any of the Vendors or their respective assets are bound."

         16.3     No Consents Required
                  --------------------

                  Each of the Vendors is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares set opposite such Vendor's name in column (3) of Part 3 of Schedule 1 on the terms of this Agreement without the consent of any third party.

         16.4     Finder's Fees
                  -------------

                  No person is entitled to receive from the Company any finder's fees, brokerage or other commission in connection with the purchase of the Shares.

         16.5 all consents, authorisations, orders, grants, confirmations, permissions and approvals necessary for or in respect of the acquisition contemplated by this Agreement have been obtained from all relevant or appropriate governments or governmental, supranational or trade agencies or regulatory bodies without the imposition of any conditions or restrictions, and such consents, authorisations, orders, grants, confirmations, permissions and approvals remain in full force and effect;

17.      BUSINESS SINCE ACCOUNTS DATE
         ----------------------------

         Since the Accounts Date:-

         17.1 the Company has carried on business in the ordinary and usual course [without entering into any transaction, assuming or incurring any liability or making any payment which is not in the ordinary course of its business and without any interruption or alteration in the nature, scope or manner of conducting its business and so as to maintain the same as a going concern];

         17.2 the Company has not borrowed or lent any money or taken any financial facility;

         17.3 the Company has not entered into, or agreed to enter into, any unusual, long term or onerous contracts or commitments;

         17.4 the Company has not allotted or issued, or agreed to allot or issue, any share or loan capital or any other security giving a right over any such capital;

         17.5 the Company has not declared or paid out any dividend or other distribution and no distribution of capital within the meaning of sections 209, 210 or 418 of the 1988 Taxes Act has been made or agreed to be made in respect of any of its share capital;

         17.6 no management charge has been or is to be levied against the Company;

         17.7 no loan (otherwise than in the ordinary course of day to day business) or loan capital has been repaid in whole or in part and no payment for group relief has been made by the Company;

         17.8 the Company has not redeemed or purchased, nor agreed to redeem or purchase, any of its share capital; and

         17.9 there has been no material adverse change in the Company's financial or trading position or prospects.

18.      TAX
         ---


         18.1     Returns, Claims and Disputes
                  ----------------------------

                  18.1.1 The Company has properly and punctually made, or caused to be made, all computations and returns, given all notices, supplied all relevant information required to be supplied and submitted all claims and disclaimers assumed to have been made for the purposes of the Audited Accounts (including for this purpose the accounts for any earlier financial period) to the relevant Taxation Authority.

                  18.1.2 All such information, computations, returns and notices were and remain complete and accurate in all material respects.

                  18.1.3 There is no dispute, or any facts or circumstances likely to give rise to any dispute, with any Taxation Authority as regards either the liability to Tax (whether actual or contingent and including the amount of any fine, penalty or interest) of the Company or the availability of any relief or right to repayment of Tax to the Company.

                  18.1.4 The Company retains sufficient records to calculate the Tax liability or relief arising on any disposal or realisation of any asset owned at the Accounts Date or acquired since that date.

                  18.1.5 To the best of the knowledge of each of the Vendors, no event has occurred or is likely to occur which could give rise to a claim under the Deed of Indemnity.

                  18.1.6 the Company has not nor is it liable to incur any expenditure or pay any rent, interest, annual payment or other sum which is not wholly deductible in computing the taxable profits of the Company.

         18.2     Penalties and Interest
                  ----------------------

                  18.2.1 The Company has duly and punctually paid all Tax for which it is liable and is under no liability to pay any fine, penalty, interest or other charge in connection with any non-payment or claim for Tax.

                  18.2.2 The Company has not made any claim or application to pay any Tax by instalments or to defer payment of any Tax.

         18.3     Capital Duty, Stamp Duty and Stamp Duty Reserve Tax
                  ---------------------------------------------------

                  18.3.1 All documents in the possession or control of the Company or in respect of which the Company has any interest have been duly and properly stamped.

                  18.3.2 The Company has not made any claim for relief from Stamp Duty under section 55 Finance Act 1927, section 42 Finance Act 1930, section 78 Finance Act 1985 or sections 75 to 77 Finance Act 1986 or for capital duty relief under Part III Schedule 19 Finance Act 1973.

                  18.3.3 The Company has not entered into any agreement whereby it is or may become liable to Stamp Duty Reserve Tax.

                  18.3.4 The Company has promptly and duly paid all capital duty and loan capital duty for which it is liable.

         18.4     VAT
                  ---

                  18.4.1 The Company is a registered and taxable person for the purpose of VATA and has fully complied with all provisions, regulations, orders and directions relating to VAT. So far as the Vendors are aware all input VAT incurred by the Company is fully recoverable by The Company.

                  18.4.2 The Company has neither applied nor been treated as belonging to a group of companies for the purpose of section 43 VATA.

                  18.4.3 There are no outstanding notices from the Commissioners of Customs and Excise in respect of any late submission of VAT returns or late payment of VAT by the Company.

                  18.4.4 All VAT and duties payable in respect of any assets (including trading stock) imported or owned by the Company have been paid in full.

                  18.4.5 Full particulars have been disclosed in the Disclosure Letter of any claim by the Company for bad debt relief under section 22 of the Value Added Tax Act 1983 or section 36 VATA and the regulations pursuant to the same.

                  18.4.6 No circumstances exist whereby the Company would or might become liable for VAT as an agent or otherwise under section 47 VATA.

                  18.4.7 The Company has not been required to give security under paragraph 4 Schedule 11 VATA.

                  18.4.8  The Company has not made an election under paragraph 2
                          Schedule 10 VATA in respect of any property nor has the Company received notice of such an election from the holder or any interest immediately superior to that held by the Company in respect of any property.

                  18.4.9 Since 1 April 1989, the Company has not occupied or otherwise had any interest in a building or civil engineering works within the meaning of paragraph (a)
                          Item 1 Group 1 Part II Schedule 9 VATA.

                  18.4.10 There are no circumstances in which the provisions of paragraph 6 Schedule 10 VATA or the provisions of the Value Added Tax (General Amendment) (No. 4) Regulations 1989 may apply to the Company.

         18.5     Income Tax and Withholding Tax
                  ------------------------------

                  18.5.1 The Company has complied promptly and in full with all legislation and regulations relating to PAYE and the taxation of employee benefits including (without limitation) income tax in relation to sub-contractors tax deduction scheme and casual labour and relating to National Insurance Contributions (including employers contributions).

                  18.5.2 The Company has made in full all deductions in respect of any Tax from any payments made by it which it is obliged or entitled to make and has accounted in full to the appropriate Taxation Authority in respect of the same.

         18.6     Capital Gains
                  -------------

                  18.6.1 The Company has not acquired any asset otherwise than at market value as at the time of acquisition and there are no circumstances in which the Company has incurred or may incur loss or liability pursuant to sections 17, 30, 31, 32, 176 or 177 TCGA.

                  18.6.2  The Company has not made any claim or election under:-

                          (a)      section 24 TCGA (assets of negligible value);

                          (b) section 279 TCGA (assets situated outside the United Kingdom);

                          (c) section 162 TCGA (transfer of a business to a company);

                          (d) section 152 or 153 TCGA (replacement of business assets).

                  18.6.3 The Company has not been a party to any transaction involving securities or shares to which section 106 TCGA applies or may apply.

         18.7     Groups and Reorganisations
                  --------------------------

                  18.7.1 Full particulars have been disclosed in the Disclosure Letter of any claim, election or surrender made by the Company under any of the following:-

                          (a) section 247 1988 Taxes Act (dividends paid by one member of a group to another);

                          (b) section 152 or 153 TCGA (replacement of business assets);

                          (c) section 239 or 240 1988 Taxes Act (set-off of surplus ACT);

                          (d) section 402 1988 Taxes Act (surrender of relief);

                          (e)      section 171 TCGA (groups of companies).

                  18.7.2 The Company has not been a party to any transactions falling within sections 135, 136, 139, 140, 171 or 173 TCGA or sections 116, 395 or 410 1988 Taxes Act.

                  18.7.3 The Company has not ceased to be a member of a group of companies for the purposes of section 178 or 179 TCGA (otherwise than as part of a merger to which section 181 TCGA applies).

         18.8     Losses
                  ------

                  18.8.1 Full details have been disclosed in the Disclosure Letter of:-

                          (a) all losses (whether trading or capital losses) carried forward by the Company; and

                          (b) all unrelieved advance corporation tax or excess franked investment income available to the Company.

                  18.8.2  During the period since incorporation of the Company:-

                          (a) there has been no major change in the nature or conduct of a trade carried on by the Company; or

                          (b) the scale of activities of any trade carried on by the Company has not been small or negligible within the meaning of sections 245 or 768 ICTA.

         18.9     Close Companies
                  ---------------

                  18.9.1 The Company is not liable to Tax under sections 419 or 422 1988 Taxes Act in respect of any loan to a participator and there is no loan outstanding to the Company on which any interest paid would be a distribution.

                  18.9.2 The Company is not, nor has been, a close investment company within the meaning of section 13A 1988 Taxes Act.

         18.10    Capital Allowance
                  -----------------

                  18.10.1 Full disclosure has been made to the Purchaser of all capital expenditure qualifying for capital allowances and all balancing adjustments pursuant to the Capital Allowances Act 1990 in respect of any accounting period (as defined in section 12 1988 Taxes Act) of the Company ended on or before the Accounts Date.

                  18.10.2 Save as disclosed in the Audited Accounts, since the end of the last such accounting period referred to in paragraph 18.10.1, the Company has not done, omitted to do, agreed to do or permitted to be done any act as a result of which there may be made either a balancing charge in respect of such capital expenditure or any recovery of excess relief within the provisions of the Capital Allowances Act 1990.

                  18.10.3 On the disposal by the Company of any asset owned by it at the date of this Agreement at the value at which that asset is stated in the Audited Accounts, neither a chargeable gain nor a balancing charge under the Capital Allowances Act 1990 would arise (and for the purpose of this paragraph 18.10.3 any relief or allowance available to the Company, other than a sum falling to be deducted under section 38 TCGA, shall be disregarded).

         18.11    Distributions
                  -------------

                  18.11.1 The Company has not made any distribution within the meanings of sections 209, 210 or 418 1988 Taxes Act save as provided in its audited accounts.

                  18.11.2 The Company has not made a capital distribution within the meaning of section 122(5) TCGA or to which section 189 TCGA applies.

         18.12    Inheritance Tax
                  ---------------

                  18.12.1 The Company has not made any transfer of value within the meaning of sections 94 or 99 Inheritance Tax Act 1984.

                  18.12.2 No person has by virtue of section 212 Inheritance Tax
                          Act 1984 any power of sale, mortgage or charge in respect of any share in or asset of the Company.

                  18.12.3 There is no outstanding Inland Revenue charge under section 237 Inheritance Tax Act 1984 over the assets or the shares in the Company.

         18.13    Miscellaneous
                  -------------

                  18.13.1 The Company has not been a party to any transaction to which section 56 1988 Taxes Act applies or may apply.

                  18.13.2 The Company has not issued nor acquired any deep
                          discount securities as defined by Schedule 4 paragraph 1(1) 1988 Taxes Act or disposed of a corporate bond in circumstances to which sections 64(5) or 64(6) Finance Act 1984 applies or may apply.

                  18.13.3 The Company is not entitled to the benefit of any debt other than as original creditor.

                  18.13.4 The Company has not lost nor will it lose any
                          entitlement to relief under sections 37, 87 or 399 1988 Taxes Act.

                  18.13.5 The Company has not made any claim under sections 584 or 585 1988 Taxes Act.

                  18.13.6 The Company has not received nor knows of any
                          circumstances under which it may receive payment of any enterprise allowance within the meaning of section 127 1988 Taxes Act.

                  18.13.7 Full details have been disclosed of any charities
                          payroll deduction scheme within the meaning of section 202 1988 Taxes Act or any qualifying donation within the meaning of section 339 1988 Taxes Act operated or made by the Company.

         18.14  Residency
                ---------

                  18.14.1 The Company does not have dual residency for Tax
                          purposes.

                  18.14.2 No event has occurred which could give rise to the
                          Company suffering a liability under sections 765 to 767 or 770 1988 Taxes Act.

         18.15    Anti Avoidance
                  --------------

                  18.15.1 The Company has not been a party to or otherwise
                          involved in any scheme or arrangement designed wholly or mainly for the purpose of avoiding or deferring Tax liability.

                  18.15.2 The Company has not been concerned in any transaction in which any of the following provisions have been or could be applied except where all applicable clearances (based on the full disclosure of all material facts) have been obtained and disclosed in the Disclosure Letter:-

                          (a)       sections 35 to 36 1988 Taxes Act;

                          (b)       sections 213 to 218 1988 Taxes Act;

                          (c)       sections 219 to 229 1988 Taxes Act;

                          (d)       section 703 1988 Taxes Act;

                          (e)       sections 729 to 745 1988 Taxes Act;

                          (f)       sections 757 to 760 1988 Taxes Act;

                          (g)       sections 774 to 776 1988 Taxes Act;

                          (h)       sections 779 to 786 1988 Taxes Act;

                          (i)       sections 135 to 137 TCGA; and

                          (j)       section 192 TCGA.

                                   SCHEDULE 4
                                   ----------
                         (DOCUMENTS IN THE AGREED TERMS)

1        Service agreement between the Company and M. White.

2        Subordinated Loan Stock Instrument.

3 Exclusive distributor agreement between the Company and Vision Navigation Systems Limited.

4.       Accounts.

5.       Disclosure Letter.

6.       EMG Agreement.

7.       Agreement with Intersat France S.a.r.l.

8.       Subordinated Stock Pledge Agreement.

9.       Standby and Subordination Agreement.

10.      Personal Guaranty.

11.      Memorandum of Deposit.

Signed by                  )
for and on behalf of       )
THE O'GARA COMPANY         )
in the presence of         )






Signed by PASCAL MARIE     )
CHARLES PETIT in the       )
presence of:-              )



 ..................................................


Name:

Address:

           ..................................

           ..................................

Occupation:..................................

Signed by ALEXANDER        )
AGNEW STEWART WHITE        )
in the presence of:-       )



 ..................................................


Name:

Address:

           ..................................

           ..................................

Occupation:..................................






Signed by MARK BRIAN       )
WHITE in the presence of:- )



 ..................................................


Name:

Address:

           ..................................

           ..................................

Occupation:..................................